Exhibit 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: Clark Hinckley
One South Main, Suite 1134	Tel: (801) 524-4787
Salt Lake City, Utah	July 21, 2004
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS SECOND

QUARTER 2004 EARNINGS OF $1.09 PER DILUTED SHARE

SALT LAKE CITY, July 21, 2004 – Zions Bancorporation (“Zions” or “the Company”) (Nasdaq: ZION) today reported second-quarter net income of $98.8 million, or $1.09 per diluted share. Net income and earnings per share increased 6.94% and 6.86% over the $92.4 million, or $1.02 per diluted share for the second quarter of 2003. The return on average common equity was 15.18% in the second quarter of 2004, up from 15.07% for the same period in 2003.

“We are pleased to again report solid quarterly earnings,” stated Harris H. Simmons, chairman and chief executive officer. “Earnings were driven by accelerating loan growth, strong deposit growth, and improving credit quality, partially offset by margin compression. We successfully completed the conversion of National Bank of Arizona onto our operating platforms and, while we incurred some additional expenses in conjunction with the conversion, both customers and shareholders will now begin to benefit from this consolidation.”

- more -

Year-to-date net income for 2004 increased 10.2% to $198.5 million, or $2.19 per diluted share, compared to $180.1 million, or $1.99 per diluted share for the comparable period of 2003. The return on average common equity for the first six months of 2004 was 15.36%, compared to 14.94% for the same period in 2003.

Loan and Deposit Growth

On-balance-sheet net loans and leases at June 30, 2004 were $21.5 billion, an increase of 4.2% (17.0% annualized) from the March 31, 2004 balance of $20.6 billion, and 10.6% from $19.4 billion at June 30, 2003. Loan growth in Arizona and Nevada remained strong for the quarter, adding approximately $400 million in on-balance sheet loans. In addition, loan growth at Zions First National Bank strengthened during the quarter, also adding approximately $400 million to the portfolio.

Total deposits at the end of the second quarter increased 9.0% over the balances reported one year ago to $22.5 billion, and increased at an annualized rate of 18.3% from the balances reported at March 31, 2004. Core deposits increased 9.7% year-over-year, and 18.0%, annualized, for the quarter. The mix of deposits continued to improve with sizeable increases in demand, savings and money market deposits.

Net Interest Income

Taxable-equivalent net interest income of $289.6 million increased 3.5% for the quarter compared to $279.8 million for the second quarter of 2003. The increase reflects the previously discussed loan and deposit growth, partially offset by the effects of a declining net interest margin. For the second quarter of 2004, the net interest margin was 4.20%, compared to 4.32% for the first quarter of 2004 and 4.50% for the second quarter of 2003. The margin was negatively impacted by changes in the balance sheet mix, operations of the newly acquired Van der Moolen UK Ltd. and higher borrowing costs, primarily caused by long-term funding initiatives.

Noninterest Income

For the second quarter of 2004, noninterest income increased 6.4% to $107.3 million compared with $100.8 million for the second quarter of 2003, and 1.2% compared to $106.1 million for the first quarter of 2004. Loan sales and servicing income decreased $2.3 million compared to the second quarter of 2003 due primarily to higher levels of prepayments and reduced residential mortgage originations. However, loan sales and servicing income for the second quarter of 2004 increased $2.0 million over the first quarter as loan origination and sales activity improved. Market making, trading and nonhedge derivative income declined $1.7 million compared with the same period in 2003 but was essentially unchanged from the first quarter of 2004. The year-over-year decrease was caused by a $2.5 million decline in trading income, partially offset by an increase in nonhedge derivative income. Fixed income security gains for the second quarter of 2004 increased $2.0 million compared to the second quarter of 2003 as a result of the decision to sell certain debt securities. Noninterest income for the second quarter includes $5.3 million in net losses on venture capital and other equity investments, while for the same period in 2003 net losses were $6.5 million. Adjusted for minority interest and income taxes, these losses reduced net income by $2.2 million and $4.3 million in the second quarters of 2004 and 2003, respectively. “Other” noninterest income for the second quarter of 2004 includes the receipt of a $1.6 million cash litigation settlement.

Noninterest Expense

Noninterest expense for the second quarter of 2004 was $230.0 million, an increase of 6.3% from $216.4 million for the second quarter of 2003, and 3.4% from the $222.3 million in the first quarter of 2004. Salaries and employee benefits increased from the same period in 2003 but decreased from those of the first quarter of 2004. Legal and professional services increased compared with both the second quarter 2003 and first quarter 2004, primarily as a result of the major systems conversions that were completed during the quarter at National Bank of Arizona as part of “Project Unify.”

The efficiency ratio for the second quarter of 2004 was 57.94%, compared to 56.96% for the second quarter of 2003 and 56.48% for the first quarter of 2004.

Asset Quality

The ratio of nonperforming assets to net loans and leases and other real estate owned improved to 0.50% at June 30, 2004, compared to 0.53% at March 31, 2004 and 0.61% at June 30, 2003.

For the second quarter of 2004, net loan and lease losses were $10.0 million or 0.19%, annualized, of average loans. This compares with $8.0 million or 0.16%, annualized, for the first quarter of 2004 and $17.2 million or 0.36%, annualized, for the second quarter of 2003. At $271.6 million on June 30, 2004, the allowance for loan losses was 1.26% of total loans and 291.5% of nonperforming loans. In addition, the allowance for unfunded lending commitments increased to $11.1 million at June 30, 2004 from $10.5 million at March 31, 2004.

The provision for loan losses for the second quarter of 2004 was $10.3 million compared to $11.2 million that was provided during the first quarter of 2004 and $18.2 million for the second quarter of 2003. Including the provision for unfunded lending commitments included in other noninterest expense, the total provision for credit losses was $10.9 million for the second quarter of 2004 compared to $9.5 million for the first quarter.

Capital Management

During the second quarter of 2004, Zions repurchased 438,048 shares of its common stock at an average price of $57.09 per share. For the six months ended June 30, 2004, the Company repurchased 943,103 shares at an average per share price of $58.19. On June 14, 2004, the Board of Directors approved a program authorizing the repurchase of up to $50 million of the Company’s common stock. As of June 30, 2004, the entire $50 million was available for share repurchases.

Weighted average common and common-equivalent shares outstanding for the second quarter of 2004 were 90,658,259 compared to 90,905,218 for the first quarter of 2004 and 90,586,065 for the second quarter of 2003. The decrease in shares from the first quarter of 2004 reflects the effects of the stock repurchases for the quarter, which were partially offset by shares issued through stock option exercises.

The Company’s tangible common equity ratio was 6.37% at June 30, 2004, compared to 6.56% at March 31, 2004 and 6.20% at June 30, 2003. The decline in the ratio at June 30, 2004 was principally due to a $56.5 million unrealized decrease in accumulated other comprehensive income, which resulted primarily from the Company’s hedging programs related to interest rate risk management.

Subsequent Event

On July 8, 2004, the second of two previously announced planned sales of branches by Vectra Bank Colorado was closed. The sale resulted in removing approximately $102 million of loans, $114 million of deposits and $8 million of goodwill and core deposit intangibles that were included in Vectra’s June 30, 2004 balance sheet. This transaction resulted in no significant income statement gain or loss.

Conference Call

Zions will host a conference call to discuss these second quarter results at 5:30 p.m. EDT this afternoon (July 21, 2004). Media representatives, analysts and the public are invited to listen to this discussion by calling 1-800-901-5241, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation Web site at www.zionsbancorporation.com. A replay of the call will be available from approximately 7:30 p.m. EDT on Wednesday, July 21 through midnight EDT on Wednesday, July 28, by dialing 1-888-286-8010 and entering the passcode (68487573). The webcast of the conference call will also be archived and available until July 28.

About Zions Bancorporation

Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Under local management teams and community identities, Zions operates approximately 400 full-service banking offices in Arizona, California,

Colorado, Idaho, Nevada, New Mexico, Utah and Washington. In addition, Zions is a national leader in SBA lending, public finance advisory services, agricultural finance and electronic bond trading. The Company is included in the S&P 500 Index. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information

Statements in this news release that are based on other than historical data are forward-looking, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: changes in general economic and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

ZIONS BANCORPORATION AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

(Unaudited)

(In thousands, except per share and ratio data)	Three Months Ended June 30,			Six Months Ended June 30,
	2004	2003	% Change	2004	2003	% Change
EARNINGS
Taxable-equivalent net interest income	$289,630	$279,794	3.52%	$577,244	$551,774	4.62%
Net interest income	284,245	273,953	3.76%	566,428	540,161	4.86%
Noninterest income	107,279	100,805	6.42%	213,329	197,166	8.20%
Provision for loan losses	10,301	18,150	(43.25)%	21,545	35,700	(39.65)%
Noninterest expense	229,976	216,403	6.27%	452,314	430,389	5.09%
Income before income taxes and minority interest	151,247	140,205	7.88%	305,898	271,238	12.78%
Income taxes	54,631	48,956	11.59%	109,345	95,350	14.68%
Minority interest	(2,226)	(1,159)	92.06%	(1,958)	(3,896)	(49.74)%
Income from continuing operations	98,842	92,408	6.96%	198,511	179,784	10.42%
Income on discontinued operations	—	17	(100.00)%	—	345	(100.00)%
Net income	98,842	92,425	6.94%	198,511	180,129	10.20%

PER COMMON SHARE
Net income (diluted)	1.09	1.02	6.86%	2.19	1.99	10.05%
Income from continuing operations (diluted)	1.09	1.02	6.86%	2.19	1.98	10.61%
Income on discontinued operations (diluted)	—	—		—	0.01	(100.00)%
Dividends	0.32	0.21	52.38%	0.62	0.42	47.62%
Book value				29.37	27.63	6.30%

SELECTED RATIOS
Return on average assets	1.28%	1.32%		1.31%	1.31%
Return on average common equity	15.18%	15.07%		15.36%	14.94%
Efficiency ratio	57.94%	56.96%		57.21%	57.53%
Net interest margin	4.20%	4.50%		4.26%	4.52%

ZIONS BANCORPORATION AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (Continued)

(Unaudited)

(In thousands, except share and ratio data)	Three Months Ended June 30,			Six Months Ended June 30,
	2004	2003	% Change	2004	2003	% Change
AVERAGE BALANCES
Total assets	$31,040,639	$28,021,084	10.78%	$30,431,786	$27,669,319	9.98%
Securities	5,224,576	4,360,357	19.82%	5,156,227	4,137,334	24.63%
Net loans and leases	20,969,643	19,207,484	9.17%	20,543,659	19,086,852	7.63%
Goodwill	650,160	730,067	(10.95)%	651,919	730,084	(10.71)%
Core deposit and other intangibles	67,031	79,314	(15.49)%	68,492	80,516	(14.93)%
Total deposits	21,640,762	19,874,701	8.89%	21,262,342	19,896,599	6.86%
Core deposits (1)	20,409,823	18,594,105	9.77%	20,045,071	18,595,446	7.80%
Minority interest	21,750	22,991	(5.40)%	21,781	22,986	(5.24)%
Shareholders’ equity	2,618,259	2,459,145	6.47%	2,598,569	2,430,796	6.90%

Weighted average common and common-equivalent shares outstanding	90,658,259	90,586,065	0.08%	90,803,003	90,607,173	0.22%

AT PERIOD END
Total assets				$30,894,325	$27,805,628	11.11%
Securities				5,028,173	4,228,260	18.92%
Net loans and leases				21,497,058	19,439,822	10.58%
Sold loans being serviced (2)				2,643,927	2,367,751	11.66%
Allowance for loan losses				271,554	281,486	(3.53)%
Goodwill				650,557	730,069	(10.89)%
Core deposit and other intangibles				62,221	75,817	(17.93)%
Total deposits				22,470,488	20,625,170	8.95%
Core deposits (1)				21,198,263	19,322,067	9.71%
Minority interest				21,721	22,995	(5.54)%
Shareholders’ equity				2,636,451	2,479,421	6.33%

Common shares outstanding				89,752,384	89,724,846	0.03%

Average equity to average assets	8.43%	8.78%		8.54%	8.79%
Common dividend payout	29.12%	20.47%		28.69%	21.07%
Tangible common equity ratio				6.37%	6.20%
Nonperforming assets				106,750	119,371	(10.57)%
Loans past due 90 days or more				18,109	35,055	(48.34)%
Nonperforming assets to net loans and leases and other real estate owned at period end				0.50%	0.61%

(1) Amount consists of total deposits excluding time deposits $100,000 and over.

(2) Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

ZIONS BANCORPORATION AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (Continued)

(Unaudited)

	Three Months Ended
(In thousands, except per share and ratio data)	June 30,	March 31,	December 31,	September 30,	June 30,
	2004		2003
EARNINGS
Taxable-equivalent net interest income	$289,630	$287,614	$283,866	$282,776	$279,794
Net interest income	284,245	282,183	278,254	277,079	273,953
Noninterest income	107,279	106,050	102,753	190,176	100,805
Provision for loan losses	10,301	11,244	15,980	18,260	18,150
Noninterest expense	229,976	222,338	217,967	245,506	216,403
Impairment loss on goodwill	—	—	—	75,628	—
Income before income taxes and minority interest	151,247	154,651	147,060	127,861	140,205
Income taxes	54,631	54,714	51,890	66,511	48,956
Minority interest	(2,226)	268	(440)	(2,849)	(1,159)
Income from continuing operations	98,842	99,669	95,610	64,199	92,408
Income (loss) on discontinued operations	—	—	—	(2,115)	17
Net income	98,842	99,669	95,610	62,084	92,425

PER COMMON SHARE
Net income (diluted)	1.09	1.10	1.05	0.68	1.02
Income from continuing operations (diluted)	1.09	1.10	1.05	0.71	1.02
Income (loss) on discontinued operations (diluted)	—	—	—	(0.03)	—
Dividends	0.32	0.30	0.30	0.30	0.21
Book value	29.37	29.23	28.27	27.66	27.63

SELECTED RATIOS
Return on average assets	1.28%	1.34%	1.32%	0.86%	1.32%
Return on average common equity	15.18%	15.54%	15.05%	9.89%	15.07%
Efficiency ratio	57.94%	56.48%	56.38%	52.08%	56.96%
Net interest margin	4.20%	4.32%	4.39%	4.39%	4.50%

ZIONS BANCORPORATION AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (Continued)

(Unaudited)

	Three Months Ended
(In thousands, except share and ratio data)	June 30,	March 31,	December 31,	September 30,	June 30,
	2004		2003
AVERAGE BALANCES
Total assets	$31,040,639	$29,822,933	$28,761,614	$28,696,504	$28,021,084
Securities	5,224,576	5,087,878	4,858,930	4,644,337	4,360,357
Net loans and leases	20,969,643	20,117,675	19,539,294	19,577,780	19,207,484
Goodwill	650,160	653,678	654,151	729,149	730,067
Core deposit and other intangibles	67,031	69,953	72,499	76,457	79,314
Total deposits	21,640,762	20,883,922	20,782,912	20,425,204	19,874,701
Core deposits (1)	20,409,823	19,680,319	19,521,067	19,129,253	18,594,105
Minority interest	21,750	21,812	20,297	20,930	22,991
Shareholders’ equity	2,618,259	2,578,879	2,520,280	2,489,613	2,459,145

Weighted average common and common-equivalent shares outstanding	90,658,259	90,905,218	91,407,363	90,810,743	90,586,065

AT PERIOD END
Total assets	$30,894,325	$29,789,703	$28,558,238	$27,604,188	$27,805,628
Securities	5,028,173	4,857,025	4,818,017	4,339,956	4,228,260
Net loans and leases	21,497,058	20,620,718	19,920,361	19,434,101	19,439,822
Sold loans being serviced (2)	2,643,927	2,707,128	2,782,175	2,894,638	2,367,751
Allowance for loan losses	271,554	271,226	268,506	281,311	281,486
Goodwill	650,557	649,354	654,152	654,161	730,069
Core deposit and other intangibles	62,221	65,245	68,747	72,265	75,817
Total deposits	22,470,488	21,485,880	20,896,695	20,874,124	20,625,170
Core deposits (1)	21,198,263	20,283,721	19,669,582	19,546,495	19,322,067
Minority interest	21,721	23,847	19,776	20,216	22,995
Shareholders’ equity	2,636,451	2,621,965	2,540,023	2,485,971	2,479,421

Common shares outstanding	89,752,384	89,693,704	89,840,638	89,864,022	89,724,846

Average equity to average assets	8.43%	8.65%	8.76%	8.68%	8.78%
Common dividend payout	29.12%	28.26%	28.24%	43.39%	20.47%
Tangible common equity ratio	6.37%	6.56%	6.53%	6.55%	6.20%
Nonperforming assets	106,750	109,487	97,964	109,566	119,371
Loans past due 90 days or more	18,109	26,307	24,231	36,752	35,055
Nonperforming assets to net loans and leases and other real estate owned at period end	0.50%	0.53%	0.49%	0.56%	0.61%

(1) Amount consists of total deposits excluding time deposits $100,000 and over.

(2) Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

ZIONS BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)	June 30, 2004	March 31, 2004	December 31, 2003	June 30, 2003
	(Unaudited)	(Unaudited)		(Unaudited)

ASSETS
Cash and due from banks	$1,124,832	$1,058,735	$1,119,351	$1,225,316
Money market investments:
Interest-bearing deposits	3,767	1,388	884	2,369
Federal funds sold	57,115	62,817	54,850	61,482
Security resell agreements	770,139	770,109	512,960	512,532
Investment securities:
Held to maturity, at cost (approximate market value $634,127, $607,119, $0 and $0)	642,504	605,292	—	—
Available for sale, at market	3,784,086	3,867,883	4,437,793	3,843,532
Trading account, at market (includes $369,883, $160,122, $211,943 and $234,162 transferred as collateral under repurchase agreements)	601,583	383,850	380,224	384,728
	5,028,173	4,857,025	4,818,017	4,228,260
Loans:
Loans held for sale	140,982	185,126	176,886	236,298
Loans, leases and other receivables	21,457,499	20,528,993	19,839,755	19,297,984
	21,598,481	20,714,119	20,016,641	19,534,282
Less:
Unearned income and fees, net of related costs	101,423	93,401	96,280	94,460
Allowance for loan losses	271,554	271,226	268,506	281,486
Net loans	21,225,504	20,349,492	19,651,855	19,158,336

Other noninterest bearing investments	640,471	605,642	584,377	599,710
Premises and equipment, net	402,203	404,247	407,825	406,952
Goodwill	650,557	649,354	654,152	730,069
Core deposit and other intangibles	62,221	65,245	68,747	75,817
Other real estate owned	13,590	17,217	18,596	18,005
Other assets	915,753	948,432	666,624	786,780
	$30,894,325	$29,789,703	$28,558,238	$27,805,628
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$6,585,035	$6,117,345	$5,882,929	$5,715,616
Interest-bearing:
Savings and money market	12,838,974	12,443,178	12,044,499	11,810,192
Time under $100,000	1,419,984	1,453,064	1,507,628	1,629,569
Time $100,000 and over	1,272,225	1,202,159	1,227,113	1,303,103
Foreign	354,270	270,134	234,526	166,690
	22,470,488	21,485,880	20,896,695	20,625,170

Securities sold, not yet purchased	517,176	355,978	263,379	280,650
Federal funds purchased	1,056,695	1,324,972	1,370,619	1,052,591
Security repurchase agreements	1,024,427	930,425	841,170	874,949
Other liabilities	607,676	701,321	442,020	539,360
Commercial paper	188,612	190,525	126,144	290,907
Federal Home Loan Bank advances and other borrowings:
One year or less	416,630	315,976	215,354	267,768
Over one year	230,128	230,772	231,440	235,768
Long-term debt	1,724,321	1,608,042	1,611,618	1,136,049
Total liabilities	28,236,153	27,143,891	25,998,439	25,303,212
Minority interest	21,721	23,847	19,776	22,995

Shareholders’ equity:
Capital stock:
Preferred stock, without par value; authorized 3,000,000 shares; issued and outstanding, none	—	—	—	—
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 89,752,384, 89,693,704, 89,840,638 and 89,724,846 shares	974,479	973,506	985,904	987,021
Retained earnings	1,680,240	1,610,176	1,538,677	1,434,915
Accumulated other comprehensive income (loss)	(14,238)	42,226	19,041	60,416
Shares held in trust for deferred compensation, at cost	(4,030)	(3,943)	(3,599)	(2,931)
Total shareholders’ equity	2,636,451	2,621,965	2,540,023	2,479,421
	$30,894,325	$29,789,703	$28,558,238	$27,805,628

ZIONS BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share amounts)	June 30, 2004	March 31, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Interest income:
Interest and fees on loans	$299,678	$291,137	$297,866	$590,815	$595,215
Interest on loans held for sale	1,383	1,280	2,225	2,663	4,730
Lease financing	4,230	4,209	4,479	8,439	9,013
Interest on money market investments	3,077	3,458	3,611	6,535	7,548
Interest on securities:
Held to maturity – taxable	1,731	228	—	1,959	—
Held to maturity – nontaxable	5,872	898	—	6,770	—
Available for sale – taxable	37,169	37,869	31,703	75,038	59,923
Available for sale – nontaxable	1,208	6,092	7,459	7,300	14,752
Trading account	8,131	6,212	6,194	14,343	11,755
Total interest income	362,479	351,383	353,537	713,862	702,936

Interest expense:
Interest on savings and money market deposits	27,470	25,470	28,531	52,940	61,160
Interest on time and foreign deposits	14,091	14,042	18,746	28,133	39,734
Interest on borrowed funds	36,673	29,688	32,307	66,361	61,881
Total interest expense	78,234	69,200	79,584	147,434	162,775

Net interest income	284,245	282,183	273,953	566,428	540,161
Provision for loan losses	10,301	11,244	18,150	21,545	35,700
Net interest income after provision for loan losses	273,944	270,939	255,803	544,883	504,461

Noninterest income:
Service charges and fees on deposit accounts	33,419	32,755	32,107	66,174	63,519
Loan sales and servicing income	20,459	18,412	22,731	38,871	42,162
Other service charges, commissions and fees	23,070	22,359	20,847	45,429	41,638
Trust and investment management income	4,797	4,075	5,331	8,872	10,459
Income from securities conduit	8,880	8,698	7,065	17,578	13,931
Dividends and other investment income	8,545	8,095	7,831	16,640	13,828
Market making, trading and nonhedge derivative income	6,072	6,124	7,821	12,196	17,693
Equity securities losses, net	(5,302)	(4,031)	(6,460)	(9,333)	(12,364)
Fixed income securities gains (losses), net	2,220	(83)	219	2,137	354
Other	5,119	9,646	3,313	14,765	5,946
Total noninterest income	107,279	106,050	100,805	213,329	197,166

Noninterest expense:
Salaries and employee benefits	129,354	130,278	122,702	259,632	246,288
Occupancy, net	18,658	17,813	16,664	36,471	33,511
Furniture and equipment	16,768	15,948	15,901	32,716	31,684
Legal and professional services	9,893	7,214	6,111	17,107	11,033
Postage and supplies	6,309	6,648	6,646	12,957	13,311
Advertising	5,186	4,842	4,941	10,028	8,921
Impairment losses on long-lived assets	528	184	892	712	914
Restructuring charges	—	—	1,106	—	1,106
Amortization of core deposit and other intangibles	3,501	3,503	3,552	7,004	7,103
Provision for unfunded lending commitments	622	(1,739)	—	(1,117)	—
Other	39,157	37,647	37,888	76,804	76,518
Total noninterest expense	229,976	222,338	216,403	452,314	430,389
Income from continuing operations before income taxes and minority interest	151,247	154,651	140,205	305,898	271,238
Income taxes	54,631	54,714	48,956	109,345	95,350
Minority interest	(2,226)	268	(1,159)	(1,958)	(3,896)
Income from continuing operations	98,842	99,669	92,408	198,511	179,784

ZIONS BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME  (Continued)

(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share amounts)	June 30, 2004	March 31, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Discontinued operations:
Income from operations of discontinued subsidiaries	$—	$—	$33	$—	$585
Income taxes	—	—	16	—	240
Income on discontinued operations	—	—	17	—	345
Net income	$98,842	$99,669	$92,425	$198,511	$180,129

Weighted average shares outstanding during the period:
Basic shares	89,589	89,724	90,008	89,657	90,267
Diluted shares	90,658	90,905	90,586	90,803	90,607

Net income per common share:
Basic:
Income from continuing operations	$1.10	$1.11	$1.03	$2.21	$1.99
Income on discontinued operations	—	—	—	—	0.01
Net income	$1.10	$1.11	$1.03	$2.21	$2.00

Diluted:
Income from continuing operations	$1.09	$1.10	$1.02	$2.19	$1.98
Income on discontinued operations	—	—	—	—	0.01
Net income	$1.09	$1.10	$1.02	$2.19	$1.99

ZIONS BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

(Unaudited)

	Six Months Ended June 30, 2004
			Accumulated Other Comprehensive Income (Loss)
(In thousands)	Common Stock	Retained Earnings	Net Unrealized Gains (Losses) on Investments, Retained Interests and Other	Net Unrealized Gains (Losses) on Derivative Instruments	Minimum Pension Liability	Subtotal	Shares Held in Trust for Deferred Compensation	Total Shareholders’ Equity

Balance, December 31, 2003	$985,904	$1,538,677	$24,015	$10,716	$(15,690)	$19,041	$(3,599)	$2,540,023
Comprehensive income:
Net income for the period		198,511						198,511
Other comprehensive income, net of tax:
Net realized and unrealized holding losses during the period, net of income tax benefit of $4,739			(7,610)			(7,610)
Reclassification for net realized gains recorded in operations, net of income tax expense of $723			(1,167)			(1,167)
Net unrealized losses on derivative instruments, net of reclassification to operations of $24,505 and income tax benefit of $15,447				(24,502)		(24,502)
Other comprehensive loss			(8,777)	(24,502)	—	(33,279)		(33,279)
Total comprehensive income								165,232
Stock redeemed and retired	(54,881)							(54,881)
Stock options exercised, net of shares tendered and retired	43,456							43,456
Cash dividends – common, $.62 per share		(56,948)						(56,948)
Cost of shares held in trust for deferred compensation							(431)	(431)
Balance, June 30, 2004	$974,479	$1,680,240	$15,238	$(13,786)	$(15,690)	$(14,238)	$(4,030)	$2,636,451

	Six Months Ended June 30, 2003
			Accumulated Other Comprehensive Income (Loss)
(In thousands)	Common Stock	Retained Earnings	Net Unrealized Gains (Losses) on Investments, Retained Interests and Other	Net Unrealized Gains on Derivative Instruments	Minimum Pension Liability	Subtotal	Shares Held in Trust for Deferred Compensation	Total Shareholders’ Equity

Balance, December 31, 2002	$1,034,888	$1,292,741	$44,151	$25,420	$(23,357)	$46,214	$—	$2,373,843
Comprehensive income:
Net income for the period		180,129						180,129
Other comprehensive income, net of tax:
Net realized and unrealized holding gains during the period, net of income tax expense of $7,053			11,386			11,386
Reclassification for net realized gains recorded in operations, net of income tax expense of $2,960			(4,779)			(4,779)
Net unrealized gains on derivative instruments, net of reclassification to operations of $19,227 and income tax expense of $4,648				7,595		7,595
Other comprehensive income			6,607	7,595	—	14,202		14,202
Total comprehensive income								194,331
Stock redeemed and retired	(56,458)							(56,458)
Stock options exercised, net of shares tendered and retired	8,591							8,591
Cash dividends – common, $.42 per share		(37,955)						(37,955)
Cost of shares held in trust for deferred compensation							(2,931)	(2,931)
Balance, June 30, 2003	$987,021	$1,434,915	$50,758	$33,015	$(23,357)	$60,416	$(2,931)	$2,479,421

Total comprehensive income for the three months ended June 30, 2004 and 2003 was $42,378 and $114,283, respectively.

ZIONS BANCORPORATION AND SUBSIDIARIES

Sold Loans Being Serviced

(Unaudited)

	Three Months Ended
(In thousands)	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003

Balance at beginning of period	$2,707,128	$2,782,175	$2,894,638	$2,367,751	$2,401,930
New loans sold	118,018	90,770	107,373	715,534	142,666
Payments and other reductions	(181,219)	(165,817)	(219,836)	(188,647)	(176,845)
Balance at end of period	$2,643,927	$2,707,128	$2,782,175	$2,894,638	$2,367,751

Nonperforming Assets

(Unaudited)

(In thousands)	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003

Nonaccrual loans	$92,597	$91,698	$78,170	$80,110	$98,843
Restructured loans	563	572	1,198	2,032	2,523
Other real estate owned	13,590	17,217	18,596	27,424	18,005
Total	$106,750	$109,487	$97,964	$109,566	$119,371
% of net loans and leases* and other real estate owned	0.50%	0.53%	0.49%	0.56%	0.61%

Accruing loans past due 90 days or more	$18,109	$26,307	$24,231	$36,752	$35,055

% of net loans and leases*	0.08%	0.13%	0.12%	0.19%	0.18%

*Includes loans held for sale.

Allowance for Loan Losses

(Unaudited)

	Three Months Ended
(In thousands)	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003

Balance at beginning of period	$271,226	$268,506	$281,311	$281,486	$280,533
Allowance of branches sold	—	(518)	—	—	—
Add:
Provision for losses	10,301	11,244	15,980	18,260	18,150
Deduct:
Loan and lease charge-offs	(14,530)	(11,483)	(22,436)	(22,286)	(21,242)
Recoveries	4,557	3,477	5,866	3,851	4,045
Net loan and lease charge-offs	(9,973)	(8,006)	(16,570)	(18,435)	(17,197)
Reclassification of allowance for unfunded lending commitments	—	—	(12,215)	—	—
Balance at end of period	$271,554	$271,226	$268,506	$281,311	$281,486

Ratio of allowance for loan losses to net loans and leases outstanding at period end	1.26%	1.32%	1.35%	1.45%	1.45%

Ratio of allowance for loan losses to nonperforming loans at period end	291.49%	293.95%	338.31%	342.47%	277.69%

Allowance for Unfunded Lending Commitments

(Unaudited)

	Three Months Ended
(In thousands)	June 30, 2004	March 31, 2004	December 31, 2003

Balance at beginning of period	$10,476	$12,215	$—
Reclassification of allowance for loan losses	—	—	12,215
Provision charged (credited) against earnings	622	(1,739)	—
Balance at end of period	$11,098	$10,476	$12,215

ZIONS BANCORPORATION AND SUBSIDIARIES

LOAN BALANCES BY PORTFOLIO TYPE

(Unaudited)

(In millions)	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003

Loans held for sale	$141	$185	$177	$216	$236

Commercial lending:
Commercial and industrial	4,381	4,204	4,111	4,102	4,071
Leasing	381	363	377	378	391
Owner occupied	3,666	3,465	3,295	3,062	3,353
Total commercial lending	8,428	8,032	7,783	7,542	7,815

Commercial real estate:
Construction	3,062	2,916	2,867	2,907	2,983
Term	3,921	3,646	3,426	3,316	3,326
Total commercial real estate	6,983	6,562	6,293	6,223	6,309

Consumer:
Home equity credit line	965	892	838	780	762
1-4 family residential	4,170	4,057	3,874	3,675	3,275
Bankcard and other revolving plans	183	183	198	188	186
Other	647	697	749	797	867
Total consumer	5,965	5,829	5,659	5,440	5,090

Foreign loans	6	15	15	15	17

Other receivables	75	91	90	93	67

Total loans	$21,598	$20,714	$20,017	$19,529	$19,534

ZIONS BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)

(In thousands)	Three Months Ended June 30, 2004			Three Months Ended June 30, 2003
	Average Balance	Amount of Interest (1)	Average Rate	Average Balance	Amount of Interest (1)	Average Rate
ASSETS
Money market investments	$1,544,884	$3,077	0.80%	$1,346,595	$3,611	1.08%
Securities:
Held to maturity	622,519	10,764	6.95%	—	—
Available for sale	3,827,182	39,028	4.10%	3,664,436	43,178	4.73%
Trading account	774,875	8,131	4.22%	695,921	6,194	3.57%
Total securities	5,224,576	57,923	4.46%	4,360,357	49,372	4.54%

Loans:
Loans held for sale	174,680	1,383	3.18%	216,987	2,225	4.11%
Net loans and leases (2)	20,794,963	305,481	5.91%	18,990,497	304,170	6.42%
Total loans and leases	20,969,643	306,864	5.89%	19,207,484	306,395	6.40%
Total interest-earning assets	27,739,103	367,864	5.33%	24,914,436	359,378	5.79%
Cash and due from banks	991,117			944,223
Allowance for loan losses	(271,633)			(281,511)
Goodwill	650,160			730,067
Core deposit and other intangibles	67,031			79,314
Other assets	1,864,861			1,634,555
Total assets	$31,040,639			$28,021,084

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$3,367,286	5,083	0.61%	$2,933,031	4,834	0.66%
Money market super NOW	9,185,946	22,387	0.98%	8,744,693	23,697	1.09%
Time under $100,000	1,448,504	6,539	1.82%	1,687,633	9,757	2.32%
Time $100,000 and over	1,230,939	6,830	2.23%	1,280,596	8,697	2.72%
Foreign	284,825	722	1.02%	126,987	292	0.92%
Total interest-bearing deposits	15,517,500	41,561	1.08%	14,772,940	47,277	1.28%
Borrowed funds:
Securities sold, not yet purchased	691,076	6,536	3.80%	554,579	5,104	3.69%
Federal funds purchased and security repurchase agreements	2,988,215	7,034	0.95%	2,733,363	7,411	1.09%
Commercial paper	189,554	578	1.23%	286,888	1,029	1.44%
FHLB advances and other borrowings:
One year or less	418,733	1,143	1.10%	282,051	962	1.37%
Over one year	230,424	2,910	5.08%	238,447	3,104	5.22%
Long-term debt	1,650,512	18,472	4.50%	1,176,952	14,697	5.01%
Total borrowed funds	6,168,514	36,673	2.39%	5,272,280	32,307	2.46%
Total interest-bearing liabilities	21,686,014	78,234	1.45%	20,045,220	79,584	1.59%
Noninterest-bearing deposits	6,123,262			5,101,761
Other liabilities	591,354			391,967
Total liabilities	28,400,630			25,538,948
Minority interest	21,750			22,991
Total shareholders’ equity	2,618,259			2,459,145
Total liabilities and shareholders’ equity	$31,040,639			$28,021,084

Spread on average interest-bearing funds			3.88%			4.20%
Taxable-equivalent net interest income and net yield on interest-earning assets		$289,630	4.20%		$279,794	4.50%

(1) Taxable-equivalent rates used where applicable.

(2) Net of unearned income and fees, net of related costs.  Loans include nonaccrual and restructured loans.

ZIONS BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)

(In thousands)	Six Months Ended June 30, 2004			Six Months Ended June 30, 2003
	Average Balance	Amount of Interest (1)	Average Rate	Average Balance	Amount of Interest (1)	Average Rate
ASSETS
Money market investments	$1,561,982	$6,535	0.84%	$1,374,631	$7,548	1.11%
Securities:
Held to maturity	359,726	12,374	6.92%	—	—
Available for sale	4,058,380	86,269	4.27%	3,463,280	82,618	4.81%
Trading account	738,121	14,343	3.91%	674,054	11,755	3.52%
Total securities	5,156,227	112,986	4.41%	4,137,334	94,373	4.60%

Loans:
Loans held for sale	174,362	2,663	3.07%	233,595	4,730	4.08%
Net loans and leases (2)	20,369,297	602,494	5.95%	18,853,257	607,898	6.50%
Total loans and leases	20,543,659	605,157	5.92%	19,086,852	612,628	6.47%
Total interest-earning assets	27,261,868	724,678	5.35%	24,598,817	714,549	5.86%
Cash and due from banks	981,559			927,628
Allowance for loan losses	(271,438)			(281,388)
Goodwill	651,919			730,084
Core deposit and other intangibles	68,492			80,516
Other assets	1,739,386			1,613,662
Total assets	$30,431,786			$27,669,319

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$3,317,978	10,039	0.61%	$2,851,035	9,849	0.70%
Money market super NOW	9,061,645	42,901	0.95%	8,893,693	51,311	1.16%
Time under $100,000	1,470,942	13,422	1.83%	1,714,229	20,982	2.47%
Time $100,000 and over	1,217,271	13,458	2.22%	1,301,153	17,962	2.78%
Foreign	271,173	1,253	0.93%	158,088	790	1.01%
Total interest-bearing deposits	15,339,009	81,073	1.06%	14,918,198	100,894	1.36%
Borrowed funds:
Securities sold, not yet purchased	634,722	12,017	3.81%	518,485	9,758	3.80%
Federal funds purchased and security repurchase agreements	2,928,308	13,416	0.92%	2,578,585	13,858	1.08%
Commercial paper	212,531	1,301	1.23%	290,056	2,149	1.49%
FHLB advances and other borrowings:
One year or less	422,651	2,306	1.10%	145,374	996	1.38%
Over one year	230,659	5,830	5.08%	239,341	6,255	5.27%
Long-term debt	1,623,316	31,491	3.90%	1,138,357	28,865	5.11%
Total borrowed funds	6,052,187	66,361	2.21%	4,910,198	61,881	2.54%
Total interest-bearing liabilities	21,391,196	147,434	1.39%	19,828,396	162,775	1.66%
Noninterest-bearing deposits	5,923,333			4,978,401
Other liabilities	496,907			408,740
Total liabilities	27,811,436			25,215,537
Minority interest	21,781			22,986
Total shareholders’ equity	2,598,569			2,430,796
Total liabilities and shareholders’ equity	$30,431,786			$27,669,319

Spread on average interest-bearing funds			3.96%			4.20%
Taxable-equivalent net interest income and net yield on interest-earning assets		$577,244	4.26%		$551,774	4.52%

(1) Taxable-equivalent rates used where applicable.

(2) Net of unearned income and fees, net of related costs.  Loans include nonaccrual and restructured loans.

#######